Exhibit 99.1

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Joseph E. Sutaris, EVP & Chief Financial Officer Office: (315) 445-7396

Community Bank System, Inc. Reports Third Quarter 2023 Results

SYRACUSE, N.Y. — October 24, 2023 — Community Bank System, Inc. (the “Company”) (NYSE: CBU) reported third quarter 2023 results that are included in the attached supplement. This earnings release, including supporting financial tables, is also available within the press releases section of the Company's investor relations website at: https://ir.communitybanksystem.com/news-presentations/press-releases/. An archived webcast of the earnings call will be available on this site for one full year.

Third Quarter 2023 Performance Summary

•	Third Quarter 2023 Net Income of $44.1 million, or $0.82 per fully diluted share, was down $4.6 million, or $0.08 per fully diluted share, from the prior year’s third quarter

•	Operating Net Income, a non-GAAP measure, of $44.2 million, or $0.82 per fully diluted share, was down $4.8 million, or $0.08 per fully diluted share, from the prior year’s third quarter

•	Total Ending Loans of $9.45 billion were up $279.3 million, or 3.0%, from the end of the prior quarter, marking the ninth consecutive quarter of loan growth

•	Total Ending Deposits of $13.03 billion were up $159.0 million, or 1.2%, from the end of the prior quarter and up $18.5 million, or 0.1%, from December 31, 2022

•	Total Financial Services (Employee Benefit Services, Insurance Services and Wealth Management Services) Revenues of $50.0 million, a new quarterly record for the Company, were up $3.3 million, or 7.1%, from the prior year’s third quarter

•	Annualized Loan Net Charge-Offs were 0.05% in the quarter and on a year-to-date basis

•	Tier 1 Leverage Ratio of 9.44% was up 0.09 percentage points from the end of the prior quarter

Company management will conduct an investor call at 11:00 a.m. (ET) today, October 24, 2023, to discuss the third quarter 2023 results. The conference call can be accessed at 1-833-630-0464 (1-412-317-1809 if outside the United States and Canada). Investors may also listen live via the Internet at: https://app.webinar.net/VQy6DnZDXEZ.

About Community Bank System, Inc.

Community Bank System, Inc. is a diversified financial services company with total assets of $15.4 billion focused on four main business lines – banking, benefits administration, insurance services and wealth management. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions and operates more than 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, and Western Massachusetts. In addition to a full range of retail, business, and municipal banking services, the Company offers comprehensive financial planning, trust administration and wealth management services through its Community Bank Wealth Management operating unit. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 100 U.S. insurance agency. Community Bank System, Inc. is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about Community Bank visit www.cbna.com or https://ir.communitybanksystem.com.

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Joseph E. Sutaris, EVP & Chief Financial Officer Office: (315) 445-7396

Community Bank System, Inc. Reports Third Quarter 2023 Results

SYRACUSE, N.Y. — October 24, 2023

Community Bank System, Inc. (the “Company”) (NYSE: CBU) reported third quarter 2023 net income of $44.1 million, or $0.82 per fully diluted share.

“We are pleased with the revenue performance and stability of our Company although earnings results were pressured by certain elevated expenses in the quarter,” commented Mark E. Tryniski, President and CEO. “Both ending loans and deposits increased in the quarter and asset quality remained strong with annualized net charge-offs of only five basis points. We also crested $50.0 million of total noninterest revenues in our employee benefit services, insurance services and wealth management services businesses, a new quarterly record for the Company. In addition, we took steps to bolster our strong liquidity position. However, earnings per share of $0.82 for the quarter were $0.08 below the third quarter of 2022 and $0.07 below the linked second quarter of 2023.

Operating revenues across all lines of business remained strong in the quarter, with noninterest revenues contributing 38.5% of total revenues. Financial services business revenues were up $3.3 million, or 7.1%, while banking segment revenues were down $3.6 million, or 2.8%, from the prior year’s third quarter, due to a $1.0 million, or 5.3%, decrease in banking noninterest revenues and a $2.6 million, or 2.4%, decrease in net interest income driven by higher funding costs. Total operating expenses, excluding acquisition-related expenses, were up $8.6 million, or 8.0%, from the third quarter of 2022 and $4.4 million, or 3.9%, on a linked quarter basis.

Total loans outstanding were up $279.3 million, or 3.0%, during the quarter, marking the ninth consecutive quarter of loan growth. Total deposits were also up $159.0 million, or 1.2%, in the quarter and up $18.5 million, or 0.1%, on a year-to-date basis while estimated insured deposits, net of collateralized and intercompany deposits, continued to represent greater than 80% of total ending deposits. The Company’s cycle-to-date deposit beta stayed low at just 13% and approximately 70% of the Company’s total deposits remained in checking and savings accounts at the end of the quarter. Interest-bearing deposit costs were up 25 basis points in the third quarter, as compared to 39 basis points in the second quarter, an encouraging sign that funding cost pressures are beginning to abate.

We believe the Company’s strong core deposit base, in combination with its strong liquidity profile, capital, asset quality and diversified revenue profile provide a solid foundation for future opportunities and growth. Earlier this month, we initiated a plan to optimize our retail customer service workforce. Although these actions will temporarily reduce branch-related operating expenses, we also expect to reinvest in our retail network through de novo branch expansion in new, more densely populated markets throughout our geographic footprint in the second half of 2024.”

Third Quarter 2023 Performance

Operating Performance

•        GAAP EPS

o        $0.82 per share, a decrease from $0.90 per share for the third quarter of 2022

•        Operating EPS (non-GAAP)

o        $0.82 per share, a decrease of $0.08 per share from the third quarter of 2022

•        Adjusted Pre-Tax, Pre-Provision Net Revenue Per Share (non-GAAP)

o        $1.10 per share, a decrease of $0.15 per share from the third quarter of 2022

Return Metrics	• Return on Assets o 1.16% • Return on Equity o 10.90%

Revenues

•        Total Revenues

o        $175.4 million, a decrease of $0.3 million, or 0.2%, from the third quarter of 2022

•        Noninterest Revenues

o        $67.6 million, an increase of $2.3 million, or 3.6%, from the third quarter of 2022

•        Noninterest Revenues/Total Revenues

o        38.5%

Net Interest Income and Net Interest Margin

•        Net Interest Income

o        $107.8 million, a decrease of $2.6 million, or 2.4%, from the third quarter of 2022 and a decrease of $1.5 million, or 1.4%, from the second quarter of 2023

•        Net Interest Margin

o        3.07%, a decrease of seven basis points from 3.14% for the second quarter of 2023 and an increase of seven basis points from 3.00% for the third quarter of 2022

•        Net Interest Margin (Fully Tax-Equivalent) (non-GAAP)

o        3.10%, a decrease of eight basis points from 3.18% for the second quarter of 2023 and an increase of seven basis points from 3.03% for the third quarter of 2022

Balance Sheet and Funding

•        Total Ending Loans

o        $9.45 billion, an increase of $279.3 million, or 3.0%, from June 30, 2023 and an increase of $906.5 million, or 10.6%, from one year ago

•        Total Ending Deposits

o        $13.03 billion, an increase of $159.0 million, or 1.2%, from June 30, 2023

•        Total Deposit Funding Costs / Total Cost of Funds

o     0.76% / 0.88%

Risk Metrics	• Annualized Loan Net Charge-Offs o 0.05% • Tier 1 Leverage Ratio o 9.44% • Loan-to-deposit ratio o 72.5% • Non-owner occupied commercial real estate / total bank-level regulatory capital o 186%

Third Quarter 2023 Business Segment Revenues

Banking	• Total Revenues of $125.3 million, a decrease of $3.6 million, or 2.8%, from the third quarter of 2022 and a decrease of $1.7 million, or 1.3%, from the second quarter of 2023, primarily due to lower net interest income resulting from higher funding costs.

Employee Benefit Services	• Total Revenues of $30.0 million, an increase of $2.1 million, or 7.6%, from the third quarter of 2022 and an increase of $1.4 million, or 5.0%, from the second quarter of 2023 driven by an increase in the total participants under administration along with growth resulting from market appreciation.

Insurance Services	• Total Revenues of $12.1 million, an increase of $0.8 million, or 6.9%, from the third quarter of 2022 and an increase of $0.2 million, or 2.1%, from the second quarter of 2023, reflective of a strong premium market and organic expansion, along with growth resulting from acquisitions.

Wealth Management Services	• Total Revenues of $7.9 million, an increase of $0.4 million, or 5.8%, from the third quarter of 2022 and an increase of $0.1 million, or 1.0%, from the second quarter of 2023 as more favorable investment market conditions drove increases in assets under management between the periods.

Results of Operations

The Company reported third quarter 2023 net income of $44.1 million, or $0.82 per fully diluted share. This compares to $48.7 million of net income, or $0.90 per fully diluted share for the third quarter of 2022. The $0.08 decrease in earnings per share was reflective of an increase in operating expenses and a decrease in net interest income, partially offset by an increase in noninterest revenues and decreases in the provision for credit losses, income taxes and fully diluted shares outstanding. Comparatively, the Company recorded $0.89 in fully diluted earnings per share for the linked second quarter of 2023.

Net Interest Income and Net Interest Margin

The Company’s ninth consecutive quarter of loan growth and a rising rate environment supported year-over-year net interest margin expansion while higher funding costs drove a decline in net interest income.

•	Net interest income in the third quarter of 2023 was $107.8 million, down $2.6 million, or 2.4%, compared to the third quarter of 2022, and down $1.5 million, or 1.4%, from the second quarter of 2023.
•	Third quarter net interest margin of 3.07% and tax-equivalent net interest margin, a non-GAAP measure, of 3.10% increased by seven basis points from the third quarter of 2022 primarily as a result of higher yields on interest-earning assets and the decrease in average interest-earning asset balances primarily driven by the sales and maturities of certain available-for-sale investment securities between the periods, partially offset by higher rates paid on interest-bearing liabilities.
•	The yield on interest-earning assets increased 76 basis points to 3.94% over the prior year’s third quarter primarily as a result of higher loan yields due to market-related increases in interest rates on new loans, a significant increase in variable and adjustable rate loan yields driven by rising market interest rates, including the prime rate, and a high level of new loan originations.
•	The cost of interest-bearing liabilities increased 100 basis points from 0.23% in the third quarter of 2022 to 1.23% in the third quarter of 2023 driven by higher deposit and borrowing rates.
•	On a linked quarter basis, net interest margin decreased by seven basis points, while tax-equivalent net interest margin, a non-GAAP measure, decreased by eight basis points. The cost of funds increased 21 basis points, including a 29 basis point increase in the cost of interest-bearing liabilities, while the yield on interest-earning assets increased 12 basis points.

Noninterest Revenues

The Company’s banking and financial services (employee benefit services, insurance services and wealth management services) noninterest revenue streams reduce dependence on net interest income, continue to be strong, diverse and provide a solid foundation for future opportunities and growth.

•	Banking noninterest revenues decreased $1.0 million, or 5.3%, from $18.5 million in the third quarter of 2022 to $17.5 million in the third quarter of 2023 reflective of the Company’s implementation of certain deposit fee changes, including the elimination of nonsufficient and unavailable funds fees on personal accounts late in the fourth quarter of 2022.
•	Employee benefit services revenues for the third quarter of 2023 were $30.0 million, up $2.1 million, or 7.6%, in comparison to the third quarter of 2022 driven by new business and a significant year-over-year increase in the total participants under administration, along with a modest increase from market appreciation.
•	Insurance services revenues for the third quarter of 2023 were $12.1 million, which represents a $0.8 million, or 6.9%, increase versus the prior year’s third quarter, reflective primarily of a strong premium market and organic expansion, along with growth resulting from acquisitions completed between the periods.
•	Wealth management services revenues for the third quarter of 2023 were $7.9 million, up from $7.5 million in the third quarter of 2022 as more favorable investment market conditions drove an increase in assets under management.

Noninterest Expenses and Income Taxes

The Company continues to maintain a focus on managing expenses consistent with its organic growth strategies and objectives, while continuing to evaluate efficiency opportunities in all lines of business.

•	The Company recorded $116.5 million in total operating expenses in the third quarter of 2023, compared to $108.2 million of total operating expenses in the prior year’s third quarter. The $8.3 million, or 7.7%, increase between the periods was mainly driven by higher salaries and employee benefits, data processing and communications expenses, business development and marketing and other expenses.
•	The $4.5 million, or 6.8%, increase in salaries and benefits expense was primarily driven by merit and market-related increases in employee wages, higher employee medical expenses and certain executive retirement expenses.
•	The $1.3 million, or 9.1%, increase in data processing and communications expenses is reflective of the Company’s continued investment in customer-facing and back-office digital technologies.
•	Business development and marketing expenses increased $1.0 million, or 28.0%, due to the Company’s investment in digital marketing initiatives and higher levels of targeted advertisements intended to generate deposit inflows.
•	Other expenses were up $1.5 million, or 23.1%, primarily due to increases in insurance expenses and non-service related components of the net periodic pension benefit credit.
•	The effective tax rate for the third quarter of 2023 was 21.2%, down from 22.0% in the third quarter of 2022.

Financial Position and Liquidity

The Company’s financial position and liquidity profile remain strong.

•	The Company’s total assets were $15.39 billion at September 30, 2023, representing a $208.2 million, or 1.3%, decrease from one year prior and a $278.3 million, or 1.8%, increase from the end of the second quarter of 2023. The decrease in the Company’s total assets during the prior twelve-month period was primarily driven by the sales and maturities of certain available-for-sale investment securities, partially offset by organic loan growth.
•	At September 30, 2023, the Company’s readily available sources of liquidity totaled $4.81 billion, including cash and cash equivalents balances of $455.8 million, investment securities unpledged as collateral totaling $1.75 billion, unused borrowing capacity at the Federal Home Loan Bank of New York of $1.51 billion and $1.10 billion of funding availability at the Federal Reserve Bank’s discount window.
•	The available sources of immediately available liquidity represent over 200% of the Company’s estimated uninsured deposits, net of collateralized and intercompany deposits.
•	Estimated insured deposits, net of collateralized and intercompany deposits, represent greater than 80% of third quarter total ending deposits.

Deposits and Funding

The Company maintains a solid core deposit base with low funding costs.

•	Ending deposits at September 30, 2023 of $13.03 billion were $159.0 million, or 1.2%, higher than the second quarter of 2023 and $455.5 million, or 3.4%, lower than one year prior.
•	Ending borrowings of $647.1 million at September 30, 2023, which included $330.3 million of customer repurchase agreements and $300.0 million of fixed rate Federal Home Loan Bank of New York term borrowings secured during the third quarter to support continued loan growth, increased $162.3 million, or 33.5%, from June 30, 2023 and increased $151.8 million, or 30.6%, from a year prior.
•	The Company’s average cost of funds was up 72 basis points, from 0.16% in the third quarter of 2022 to 0.88% in the third quarter of 2023, while the average cost of total deposits remained comparatively low at 0.76% for the quarter.
•	Through the end of the third quarter, the Company’s cycle-to-date deposit beta was 13% and the cycle-to-date total funding beta was 15%. The target Federal Funds rate has increased 525 basis points since December 31, 2021, while the Company’s total deposit costs and total funding costs increased 68 basis points and 79 basis points, respectively, over the same period.
•	The Company’s deposit base is well diversified across customer segments, comprised of approximately 61% consumer, 26% business and 13% municipal at the end of the current quarter, and broadly dispersed with an average deposit account balance of under $20,000.
•	70% of the Company’s total deposits were in checking and savings accounts at the end of the third quarter and the Company does not currently utilize brokered or wholesale deposits. 11% of the Company’s total deposits were in time deposit accounts at the end of the third quarter, up four percentage points from the end of the prior year’s third quarter and up one percentage point from the end of the second quarter of 2023 primarily due to the movement of customers’ deposits from non-time to time accounts.

Loans and Credit Quality

The Company’s in-footprint based loan portfolio is growing and diversified with a core focus on credit quality.

•	Ending loans at September 30, 2023 of $9.45 billion were $279.3 million, or 3.0%, higher than June 30, 2023 and $906.5 million, or 10.6%, higher than one year prior with the year-over-year growth driven by increases in all loan categories due to net organic growth.
•	At September 30, 2023, the Company’s allowance for credit losses totaled $64.9 million, or 0.69% of total loans outstanding compared to $63.3 million, or 0.69% of total loans outstanding, at the end of the second quarter of 2023 and $60.4 million, or 0.71% of total loans outstanding, at September 30, 2022.
•	Reflective of an increase in loans outstanding and a stable economic forecast, the Company recorded a $2.9 million provision for credit losses during the third quarter of 2023. While certain macroeconomic concerns are emerging related to non-owner occupied commercial real estate, the Company’s exposure to this portfolio remains diverse and relatively low at 186% of total bank-level regulatory capital, 24% of total loans and 15% of total assets.
•	The Company recorded net charge-offs of $1.2 million, or an annualized 0.05% of average loans, in the third quarter of 2023 compared to net charge-offs of $0.4 million, or an annualized 0.02% of average loans, in the third quarter of 2022 and net charge-offs of $0.7 million, or an annualized 0.03% of average loans, in the second quarter of 2023.
•	Total delinquent loans, which includes nonperforming loans and loans 30 or more days delinquent, to total loans outstanding was 0.90% at the end of the third quarter of 2023. This compares to 0.71% at the end of the third quarter of 2022 and 0.83% at the end of the second quarter of 2023.
•	At September 30, 2023, nonperforming (90 or more days past due and non-accruing) loans increased to $36.9 million, or 0.39%, of total loans outstanding compared to $33.3 million, or 0.36%, of total loans outstanding at the end of the second quarter of 2023 and $32.5 million, or 0.38%, of total loans outstanding one year earlier.
•	Loans 30 to 89 days delinquent (categorized by the Company as delinquent but performing), which tend to exhibit seasonal characteristics, were 0.51% of total loans outstanding at September 30, 2023, up from 0.47% at the end of the second quarter of 2023 and 0.33% one year earlier.

Shareholders’ Equity and Regulatory Capital

The Company’s capital planning and management activities, coupled with its historically strong earnings performance, diversified streams of revenue and prudent dividend practices, have allowed it to build and maintain a strong capital position. At September 30, 2023, all of the Company’s and the Bank’s regulatory capital ratios significantly exceeded well-capitalized standards.

•	Shareholders’ equity of $1.55 billion at September 30, 2023 was $93.8 million, or 6.4%, higher than one year ago primarily due to a $72.2 million decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio. Shareholders’ equity was down $62.5 million, or 3.9%, from June 30, 2023, primarily driven by a $79.7 million increase in accumulated other comprehensive loss related to the Company’s investment securities portfolio.
•	The Company’s tier 1 leverage ratio was 9.44% at September 30, 2023, which substantially exceeds the regulatory well-capitalized standard of 5.0%.
•	The Company’s shareholders’ equity to assets ratio (GAAP) was 10.11% at September 30, 2023, up from 9.37% at September 30, 2022, but down from 10.71% at June 30, 2023.
•	The Company’s net tangible equity to net tangible assets ratio (non-GAAP) was 4.81% at September 30, 2023, up from 4.08% a year earlier and down from 5.34% at the end of the second quarter of 2023. The increase in the net tangible equity to net tangible assets ratio (non-GAAP) from one year prior was primarily driven by a $97.4 million, or 16.2%, increase in tangible equity due to the aforementioned decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio and a $204.6 million, or 1.4%, decrease in tangible assets due primarily to the sales and maturities of certain available-for-sale investment securities.

Dividend Increase and Stock Repurchase Program

The payment of a meaningful and growing dividend is an important component of our commitment to provide consistent and favorable long term returns to our shareholders, and it reflects the continued strength of our current operating results and capital position, and our confidence in the future performance of the Company. The $0.01 increase in the quarterly dividend declared in the third quarter of 2023 marked the 31st consecutive year of dividend increases for the Company.

•	During the third quarter of 2023, the Company declared a quarterly cash dividend of $0.45 per share on its common stock, up 2.3% from the $0.44 dividend declared in the third quarter of 2022, representing an annualized yield of 4.5% based upon the $39.73 closing price of the Company’s stock on October 23, 2023.
•	As previously announced, in December 2022 the Company’s Board of Directors (the “Board”) approved a stock repurchase program authorizing the repurchase of up to 2.70 million shares of the Company’s common stock during a twelve-month period starting January 1, 2023. Such repurchases may be made at the discretion of the Company’s senior management based on market conditions and other relevant factors and will be acquired through open market or privately negotiated transactions as permitted under Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable regulatory and legal requirements. There were 500,000 shares repurchased pursuant to the 2023 stock repurchase program in the first nine months of 2023, including 100,000 shares in the third quarter of 2023.

Non-GAAP Measures

The Company also provides supplemental reporting of its results on an “operating,” “adjusted” and “tangible” basis, from which it excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts), accretion on non-purchased credit deteriorated (“PCD”) loans, expenses associated with acquisitions, acquisition-related provision for credit losses, acquisition-related contingent consideration adjustments, gain on debt extinguishment, loss on sales of investment securities and unrealized loss on equity securities. In addition, the Company provides supplemental reporting for “adjusted pre-tax, pre-provision net revenues,” which subtracts the provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, gain on debt extinguishment, loss on sales of investment securities and unrealized loss on equity securities from income before income taxes. Although these items are non-GAAP measures, the Company’s management believes this information helps investors and analysts measure underlying core performance and provides better comparability to other organizations that have not engaged in acquisitions. The Company also provides supplemental reporting of its net interest margin on a “fully tax-equivalent” basis, which includes an adjustment to net interest income that represents taxes that would have been paid had nontaxable investment securities and loans been taxable. Although fully tax-equivalent net interest margin is a non-GAAP measure, the Company’s management believes this information helps enhance comparability of the performance of assets that have different tax liabilities. The amounts for such items are presented in the tables that accompany this release. Diluted adjusted net earnings per share, a non-GAAP measure, were $0.86 in the third quarter of 2023, down from $0.94 in the third quarter of 2022 and $0.95 in the second quarter of 2023. Adjusted pre-tax, pre-provision net revenue per share, a non-GAAP measure, was $1.10 in the third quarter of 2023, down from $1.25 in the third quarter of 2022 and $1.17 in the second quarter of 2023.

Conference Call Scheduled

Company management will conduct an investor call at 11:00 a.m. (ET) today, October 24, 2023, to discuss the third quarter 2023 results. The conference call can be accessed at 1-833-630-0464 (1-412-317-1809 if outside the United States and Canada). Investors may also listen live via the Internet at: https://app.webinar.net/VQy6DnZDXEZ.

This earnings release, including supporting financial tables, is also available within the press releases section of the Company's investor relations website at: https://ir.communitybanksystem.com/news-presentations/press-releases/. An archived webcast of the earnings call will be available on this site for one full year.

About Community Bank System, Inc.

Community Bank System, Inc. is a diversified financial services company with total assets of $15.4 billion focused on four main business lines – banking, benefits administration, insurance services and wealth management. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions and operates more than 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont and Western Massachusetts. In addition to a full range of retail, business, and municipal banking services, the Company offers comprehensive financial planning, trust administration and wealth management services through its Community Bank Wealth Management operating unit. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 100 U.S. insurance agency. Community Bank System, Inc. is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about Community Bank visit www.cbna.com or https://ir.communitybanksystem.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of CBU’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause the actual results of CBU’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to or resulting from recent bank failures; current and future economic and market conditions, including the effects on commercial real estate and residential housing prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking, savings, or money market account deposit balances and other factors that affect net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; ability to contain costs in inflationary conditions; the effect on financial market valuations on CBU’s fee income businesses, including its employee benefit services, wealth management, and insurance businesses; the successful integration of operations of its acquisitions; competition; changes in legislation or regulatory requirements, including capital requirements; and the timing for receiving regulatory approvals and completing pending merger and acquisition transactions. For more information about factors that could cause actual results to differ materially from CBU’s expectations, refer to its annual, periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under the “Risk Factors” section of such reports filed with the SEC and available on CBU’s website at https://ir.communitybanksystem.com and on the SEC’s website at www.sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and CBU undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	Quarter Ended		Year-to-Date
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Earnings
Loan income	$115,138	$88,434	$322,775	$238,907
Investment income	22,418	27,441	72,287	80,839
Total interest income	137,556	115,875	395,062	319,746
Interest expense	29,770	5,481	66,967	11,339
Net interest income	107,786	110,394	328,095	308,407
Acquisition-related provision for credit losses	0	0	0	3,927
Provision for credit losses	2,878	5,061	7,130	8,078
Net interest income after provision for credit losses	104,908	105,333	320,965	296,402
Deposit service and other banking fees	17,478	18,364	51,374	52,266
Mortgage banking	113	171	399	595
Employee benefit services	29,997	27,884	87,946	86,385
Insurance services	12,113	11,332	35,495	31,521
Wealth management services	7,934	7,502	24,037	24,276
Loss on sales of investment securities	0	0	(52,329)	0
Gain on debt extinguishment	0	0	242	0
Unrealized loss on equity securities	(49)	(4)	(99)	(24)
Total noninterest revenues	67,586	65,249	147,065	195,019
Salaries and employee benefits	70,687	66,190	210,208	193,236
Data processing and communications	15,480	14,184	42,900	40,454
Occupancy and equipment	10,358	10,364	31,835	31,740
Amortization of intangible assets	3,576	3,837	10,948	11,420
Legal and professional fees	3,826	3,194	12,129	10,196
Business development and marketing	4,628	3,616	12,096	9,975
Acquisition-related contingent consideration adjustment	80	0	1,080	400
Acquisition expenses	0	409	56	4,668
Other	7,869	6,391	22,342	16,327
Total operating expenses	116,504	108,185	343,594	318,416
Income before income taxes	55,990	62,397	124,436	173,005
Income taxes	11,861	13,706	26,218	37,454
Net income	$44,129	$48,691	$98,218	$135,551
Basic earnings per share	$0.82	$0.90	$1.82	$2.51
Diluted earnings per share	$0.82	$0.90	$1.82	$2.49

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023			2022
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Earnings
Loan income	$115,138	$107,275	$100,362	$96,168	$88,434
Investment income	22,418	24,349	25,520	27,815	27,441
Total interest income	137,556	131,624	125,882	123,983	115,875
Interest expense	29,770	22,345	14,852	11,760	5,481
Net interest income	107,786	109,279	111,030	112,223	110,394
Provision for credit losses	2,878	752	3,500	2,768	5,061
Net interest income after provision for credit losses	104,908	108,527	107,530	109,455	105,333
Deposit service and other banking fees	17,478	17,740	16,156	19,228	18,364
Mortgage banking	113	11	275	(205)	171
Employee benefit services	29,997	28,565	29,384	29,023	27,884
Insurance services	12,113	11,860	11,522	8,290	11,332
Wealth management services	7,934	7,858	8,245	7,390	7,502
Loss on sales of investment securities	0	0	(52,329)	0	0
Gain on debt extinguishment	0	0	242	0	0
Unrealized loss on equity securities	(49)	(50)	0	(20)	(4)
Total noninterest revenues	67,586	65,984	13,495	63,706	65,249
Salaries and employee benefits	70,687	68,034	71,487	64,103	66,190
Data processing and communications	15,480	14,291	13,129	13,645	14,184
Occupancy and equipment	10,358	10,453	11,024	10,673	10,364
Amortization of intangible assets	3,576	3,705	3,667	3,794	3,837
Legal and professional fees	3,826	3,102	5,201	3,822	3,194
Business development and marketing	4,628	4,567	2,901	3,120	3,616
Acquisition-related contingent consideration adjustment	80	1,000	0	(700)	0
Acquisition expenses	0	(1)	57	353	409
Other	7,869	7,887	6,586	7,042	6,391
Total operating expenses	116,504	113,038	114,052	105,852	108,185
Income before income taxes	55,990	61,473	6,973	67,309	62,397
Income taxes	11,861	13,182	1,175	14,779	13,706
Net income	$44,129	$48,291	$5,798	$52,530	$48,691
Basic earnings per share	$0.82	$0.90	$0.11	$0.97	$0.90
Diluted earnings per share	$0.82	$0.89	$0.11	$0.97	$0.90
Profitability
Return on assets	1.16%	1.28%	0.15%	1.33%	1.24%
Return on equity	10.90%	11.86%	1.49%	14.12%	11.49%
Return on tangible equity(1) (non-GAAP)	23.34%	24.89%	3.26%	33.73%	23.76%
Noninterest revenues/total revenues (GAAP)	38.5%	37.6%	10.8%	36.2%	37.1%
Noninterest revenues/operating revenues (FTE)(2) (non-GAAP)	38.5%	37.6%	37.1%	36.2%	37.2%
Efficiency ratio (GAAP)	66.4%	64.5%	91.6%	60.2%	61.6%
Operating efficiency ratio (non-GAAP)	64.3%	61.7%	62.5%	58.2%	59.3%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023			2022
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Components of Net Interest Margin (FTE)
Loan yield	4.92%	4.75%	4.59%	4.39%	4.22%
Cash equivalents yield	4.97%	4.27%	3.49%	2.83%	1.76%
Investment yield	1.96%	2.07%	2.01%	1.85%	1.80%
Earning asset yield	3.94%	3.82%	3.63%	3.34%	3.18%
Interest-bearing deposit rate	1.09%	0.84%	0.45%	0.26%	0.17%
Borrowing rate	3.34%	2.60%	2.78%	2.63%	1.34%
Cost of all interest-bearing funds	1.23%	0.94%	0.62%	0.47%	0.23%
Cost of funds (includes DDA)	0.88%	0.67%	0.44%	0.33%	0.16%
Net interest margin	3.07%	3.14%	3.17%	2.99%	3.00%
Net interest margin (FTE) (non-GAAP)	3.10%	3.18%	3.20%	3.02%	3.03%
Fully tax-equivalent adjustment	$1,034	$1,080	$1,091	$1,118	$1,118
Average Balances
Loans	$9,303,479	$9,072,956	$8,884,164	$8,704,051	$8,333,148
Cash equivalents	53,279	28,491	27,775	26,501	25,730
Taxable investment securities	4,080,835	4,313,875	4,760,089	5,590,538	5,701,691
Nontaxable investment securities	508,356	525,314	532,604	545,679	551,610
Total interest-earning assets	13,945,949	13,940,636	14,204,632	14,866,769	14,612,179
Total assets	15,123,226	15,150,001	15,366,863	15,665,726	15,553,296
Interest-bearing deposits	8,961,895	9,053,199	8,925,555	8,982,442	9,142,333
Borrowings	619,510	523,585	717,788	879,194	481,657
Total interest-bearing liabilities	9,581,405	9,576,784	9,643,343	9,861,636	9,623,990
Noninterest-bearing deposits	3,810,542	3,836,341	4,043,494	4,198,086	4,192,615
Shareholders' equity	1,605,798	1,632,992	1,576,717	1,476,093	1,680,525
Balance Sheet Data
Cash and cash equivalents	$455,807	$222,779	$189,298	$209,896	$247,391
Investment securities	3,960,001	4,231,899	4,630,741	5,314,888	5,227,292
Loans:
Business lending	3,914,935	3,833,697	3,747,942	3,645,665	3,494,425
Consumer mortgage	3,196,764	3,072,090	3,019,718	3,012,475	2,975,521
Consumer indirect	1,708,302	1,644,811	1,605,659	1,539,653	1,461,235
Home equity	444,764	439,186	432,027	433,996	433,027
Consumer direct	185,301	180,985	176,989	177,605	179,399
Total loans	9,450,066	9,170,769	8,982,335	8,809,394	8,543,607
Allowance for credit losses	64,945	63,284	63,170	61,059	60,363
Goodwill and intangible assets, net	901,334	901,709	900,914	902,837	909,224
Other assets	684,059	644,178	615,835	659,695	727,396
Total assets	15,386,322	15,108,050	15,255,953	15,835,651	15,594,547
Deposits:
Noninterest-bearing	3,780,519	3,855,085	3,949,801	4,140,617	4,281,859
Non-maturity interest-bearing	7,755,916	7,740,818	8,106,734	7,964,983	8,296,993
Time	1,494,353	1,275,883	1,054,137	906,708	907,469
Total deposits	13,030,788	12,871,786	13,110,672	13,012,308	13,486,321
Customer repurchase agreements	330,252	233,469	304,607	346,652	352,772
Other borrowings	316,837	251,284	75,684	791,123	142,528
Accrued interest and other liabilities	153,506	134,105	130,977	133,863	151,763
Total liabilities	13,831,383	13,490,644	13,621,940	14,283,946	14,133,384
Shareholders' equity	1,554,939	1,617,406	1,634,013	1,551,705	1,461,163
Total liabilities and shareholders' equity	15,386,322	15,108,050	15,255,953	15,835,651	15,594,547

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023			2022
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Capital and Other
Tier 1 leverage ratio	9.44%	9.35%	9.06%	8.79%	8.78%
Tangible equity/net tangible assets(1) (non-GAAP)	4.81%	5.34%	5.41%	4.64%	4.08%
Loan-to-deposit ratio	72.5%	71.2%	68.5%	67.7%	63.4%
Diluted weighted average common shares O/S	53,798	54,008	54,207	54,253	54,290
Period end common shares outstanding	53,427	53,528	53,725	53,737	53,736
Cash dividends declared per common share	$0.45	$0.44	$0.44	$0.44	$0.44
Book value	$29.10	$30.22	$30.41	$28.88	$27.19
Tangible book value(1) (non-GAAP)	$13.07	$14.21	$14.49	$12.93	$11.18
Common stock price (end of period)	$42.21	$46.88	$52.49	$62.95	$60.08
Asset Quality
Nonaccrual loans	$33,122	$29,923	$29,745	$29,245	$28,076
Accruing loans 90+ days delinquent	3,731	3,395	4,027	4,119	4,416
Total nonperforming loans	36,853	33,318	33,772	33,364	32,492
Other real estate owned (OREO)	578	623	508	503	527
Total nonperforming assets	37,431	33,941	34,280	33,867	33,019
Net charge-offs	1,249	706	1,511	2,054	358
Allowance for credit losses/loans outstanding	0.69%	0.69%	0.70%	0.69%	0.71%
Nonperforming loans/loans outstanding	0.39%	0.36%	0.38%	0.38%	0.38%
Allowance for credit losses/nonperforming loans	176%	190%	187%	183%	186%
Net charge-offs/average loans	0.05%	0.03%	0.07%	0.09%	0.02%
Delinquent loans/ending loans	0.90%	0.83%	0.73%	0.89%	0.71%
Provision for credit losses/net charge-offs	230%	106%	232%	135%	1,415%
Nonperforming assets/total assets	0.24%	0.22%	0.22%	0.21%	0.21%
Quarterly GAAP to Non-GAAP Reconciliations
Income statement data
Pre-tax, pre-provision net revenue
Net income (GAAP)	$44,129	$48,291	$5,798	$52,530	$48,691
Income taxes	11,861	13,182	1,175	14,779	13,706
Income before income taxes	55,990	61,473	6,973	67,309	62,397
Provision for credit losses	2,878	752	3,500	2,768	5,061
Pre-tax, pre-provision net revenue (non-GAAP)	58,868	62,225	10,473	70,077	67,458
Acquisition expenses	0	(1)	57	353	409
Acquisition-related contingent consideration adjustment	80	1,000	0	(700)	0
Loss on sales of investment securities	0	0	52,329	0	0
Gain on debt extinguishment	0	0	(242)	0	0
Unrealized loss on equity securities	49	50	0	20	4
Adjusted pre-tax, pre-provision net revenue (non-GAAP)	$58,997	$63,274	$62,617	$69,750	$67,871

Pre-tax, pre-provision net revenue per share
Diluted earnings per share (GAAP)	$0.82	$0.89	$0.11	$0.97	$0.90
Income taxes	0.22	0.25	0.02	0.27	0.25
Income before income taxes	1.04	1.14	0.13	1.24	1.15
Provision for credit losses	0.06	0.01	0.07	0.06	0.10
Pre-tax, pre-provision net revenue per share (non-GAAP)	1.10	1.15	0.20	1.30	1.25
Acquisition expenses	0.00	0.00	0.00	0.00	0.00
Acquisition-related contingent consideration adjustment	0.00	0.02	0.00	(0.01)	0.00
Loss on sales of investment securities	0.00	0.00	0.96	0.00	0.00
Gain on debt extinguishment	0.00	0.00	0.00	0.00	0.00
Unrealized loss on equity securities	0.00	0.00	0.00	0.00	0.00
Adjusted pre-tax, pre-provision net revenue per share (non-GAAP)	$1.10	$1.17	$1.16	$1.29	$1.25

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023			2022
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Income statement data
Net income
Net income (GAAP)	$44,129	$48,291	$5,798	$52,530	$48,691
Acquisition expenses	0	(1)	57	353	409
Tax effect of acquisition expenses	0	0	(12)	(78)	(90)
Subtotal (non-GAAP)	44,129	48,290	5,843	52,805	49,010
Acquisition-related contingent consideration adjustment	80	1,000	0	(700)	0
Tax effect of acquisition-related contingent consideration adjustment	(17)	(214)	0	154	0
Subtotal (non-GAAP)	44,192	49,076	5,843	52,259	49,010
Loss on sales of investment securities	0	0	52,329	0	0
Tax effect of loss on sales of investment securities	0	0	(11,171)	0	0
Subtotal (non-GAAP)	44,192	49,076	47,001	52,259	49,010
Gain on debt extinguishment	0	0	(242)	0	0
Tax effect of gain on debt extinguishment	0	0	52	0	0
Subtotal (non-GAAP)	44,192	49,076	46,811	52,259	49,010
Unrealized loss on equity securities	49	50	0	20	4
Tax effect of unrealized loss on equity securities	(10)	(11)	0	(4)	(1)
Operating net income (non-GAAP)	44,231	49,115	46,811	52,275	49,013
Amortization of intangible assets	3,576	3,705	3,667	3,794	3,837
Tax effect of amortization of intangible assets	(757)	(793)	(783)	(833)	(843)
Subtotal (non-GAAP)	47,050	52,027	49,695	55,236	52,007
Acquired non-PCD loan accretion	(948)	(886)	(1,079)	(1,138)	(1,397)
Tax effect of acquired non-PCD loan accretion	201	190	230	250	307
Adjusted net income (non-GAAP)	$46,303	$51,331	$48,846	$54,348	$50,917

Return on average assets
Adjusted net income (non-GAAP)	$46,303	$51,331	$48,846	$54,348	$50,917
Average total assets	15,123,226	15,150,001	15,366,863	15,665,726	15,553,296
Adjusted return on average assets (non-GAAP)	1.21%	1.36%	1.29%	1.38%	1.30%

Return on average equity
Adjusted net income (non-GAAP)	$46,303	$51,331	$48,846	$54,348	$50,917
Average total equity	1,605,798	1,632,992	1,576,717	1,476,093	1,680,525
Adjusted return on average equity (non-GAAP)	11.44%	12.61%	12.56%	14.61%	12.02%

Net interest margin
Net interest income	$107,786	$109,279	$111,030	$112,223	$110,394
Total average interest-earning assets	13,945,949	13,940,636	14,204,632	14,866,769	14,612,179
Net interest margin	3.07%	3.14%	3.17%	2.99%	3.00%

Net interest margin (FTE)
Net interest income	$107,786	$109,279	$111,030	$112,223	$110,394
Fully tax-equivalent adjustment	1,034	1,080	1,091	1,118	1,118
Fully tax-equivalent net interest income	108,820	110,359	112,121	113,341	111,512
Total average interest-earning assets	13,945,949	13,940,636	14,204,632	14,866,769	14,612,179
Net interest margin (FTE) (non-GAAP)	3.10%	3.18%	3.20%	3.02%	3.03%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023			2022
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Income statement data
Earnings per common share
Diluted earnings per share (GAAP)	$0.82	$0.89	$0.11	$0.97	$0.90
Acquisition expenses	0.00	0.00	0.00	0.00	0.00
Tax effect of acquisition expenses	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.82	0.89	0.11	0.97	0.90
Acquisition-related contingent consideration adjustment	0.00	0.02	0.00	(0.01)	0.00
Tax effect of acquisition-related contingent consideration adjustment	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.82	0.91	0.11	0.96	0.90
Loss on sales of investment securities	0.00	0.00	0.96	0.00	0.00
Tax effect of loss on sales of investment securities	0.00	0.00	(0.21)	0.00	0.00
Subtotal (non-GAAP)	0.82	0.91	0.86	0.96	0.90
Gain on debt extinguishment	0.00	0.00	0.00	0.00	0.00
Tax effect of gain on debt extinguishment	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.82	0.91	0.86	0.96	0.90
Unrealized loss on equity securities	0.00	0.00	0.00	0.00	0.00
Tax effect of unrealized loss on equity securities	0.00	0.00	0.00	0.00	0.00
Operating diluted earnings per share (non-GAAP)	0.82	0.91	0.86	0.96	0.90
Amortization of intangible assets	0.07	0.07	0.07	0.07	0.07
Tax effect of amortization of intangible assets	(0.01)	(0.01)	(0.01)	(0.02)	(0.02)
Subtotal (non-GAAP)	0.88	0.97	0.92	1.01	0.95
Acquired non-PCD loan accretion	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)
Tax effect of acquired non-PCD loan accretion	0.00	0.00	0.00	0.01	0.01
Diluted adjusted net earnings per share (non-GAAP)	$0.86	$0.95	$0.90	$1.00	$0.94

Efficiency ratio (GAAP)
Noninterest expenses (GAAP) – numerator	$116,504	$113,038	$114,052	$105,852	$108,185
Net interest income (GAAP)	107,786	109,279	111,030	112,223	110,394
Noninterest revenues (GAAP)	67,586	65,984	13,495	63,706	65,249
Total revenues (GAAP) – denominator	175,372	175,263	124,525	175,929	175,643
Efficiency ratio (GAAP)	66.4%	64.5%	91.6%	60.2%	61.6%

Noninterest operating expenses
Noninterest expenses (GAAP)	$116,504	$113,038	$114,052	$105,852	$108,185
Amortization of intangible assets	(3,576)	(3,705)	(3,667)	(3,794)	(3,837)
Acquisition expenses	0	1	(57)	(353)	(409)
Acquisition-related contingent consideration adjustment	(80)	(1,000)	0	700	0
Total adjusted noninterest expenses (non-GAAP)	$112,848	$108,334	$110,328	$102,405	$103,939

Operating efficiency ratio (non-GAAP)
Adjusted noninterest expenses (non-GAAP) - numerator	$112,848	$108,334	$110,328	$102,405	$103,939
Fully tax-equivalent net interest income	108,820	110,359	112,121	113,341	111,512
Noninterest revenues	67,586	65,984	13,495	63,706	65,249
Acquired non-PCD loan accretion	(948)	(886)	(1,079)	(1,138)	(1,397)
Unrealized loss on equity securities	49	50	0	20	4
Loss on sales of investment securities	0	0	52,329	0	0
Gain on debt extinguishment	0	0	(242)	0	0
Operating revenues (non-GAAP) - denominator	175,507	175,507	176,624	175,929	175,368
Operating efficiency ratio (non-GAAP)	64.3%	61.7%	62.5%	58.2%	59.3%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023			2022
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Balance sheet data
Total assets
Total assets (GAAP)	$15,386,322	$15,108,050	$15,255,953	$15,835,651	$15,594,547
Goodwill and intangible assets, net	(901,334)	(901,709)	(900,914)	(902,837)	(909,224)
Deferred taxes on goodwill and intangible assets, net	44,593	45,003	45,369	46,130	48,893
Total tangible assets (non-GAAP)	$14,529,581	$14,251,344	$14,400,408	$14,978,944	$14,734,216

Total common equity
Shareholders' equity (GAAP)	$1,554,939	$1,617,406	$1,634,013	$1,551,705	$1,461,163
Goodwill and intangible assets, net	(901,334)	(901,709)	(900,914)	(902,837)	(909,224)
Deferred taxes on goodwill and intangible assets, net	44,593	45,003	45,369	46,130	48,893
Total tangible common equity (non-GAAP)	$698,198	$760,700	$778,468	$694,998	$600,832

Shareholders’ equity-to-assets ratio at quarter end
Total shareholders’ equity (GAAP) - numerator	$1,554,939	$1,617,406	$1,634,013	$1,551,705	$1,461,163
Total assets (GAAP) - denominator	15,386,322	15,108,050	15,255,953	15,835,651	15,594,547
Net shareholders’ equity-to-assets ratio at quarter end (GAAP)	10.11%	10.71%	10.71%	9.80%	9.37%

Net tangible equity-to-assets ratio at quarter end
Total tangible common equity (non-GAAP) - numerator	$698,198	$760,700	$778,468	$694,998	$600,832
Total tangible assets (non-GAAP) - denominator	14,529,581	14,251,344	14,400,408	14,978,944	14,734,216
Net tangible equity-to-assets ratio at quarter end (non-GAAP)	4.81%	5.34%	5.41%	4.64%	4.08%

(1) Includes deferred tax liabilities related to certain intangible assets.
(2) Excludes loss on sales of investment securities, gain on debt extinguishment and unrealized loss on equity securities.

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